EXHIBIT 5.1 AND EXHIBIT 23.2

Warner Norcross & Judd LLP
Attorneys at Law
900 Fifth Third Center
111 Lyon Street, N.W.
Grand Rapids, Michigan 49503-2487
Telephone (616) 752-2000
Fax (616) 752-2500

November 18, 2003

Spartan Stores, Inc.
870 76th Street, S.W.
P.O. Box 8700
Grand Rapids, Michigan 49518

Ladies and Gentlemen:

          As legal counsel for Spartan Stores, Inc., a Michigan corporation (the "Company"), we have examined and are familiar with the Company's Restated Articles of Incorporation, Bylaws and other corporate records and documents and have made such further examination as we have deemed necessary or advisable in order to enable us to render this opinion. Based upon the foregoing, we are of the opinion that the 500,000 shares of the Company's common stock, no par value ("Common Stock"), being registered on Form S-8 under the Securities Act of 1933 are authorized shares of Common Stock and such shares, when issued pursuant to the Spartan Stores, Inc. 2001 Associate Stock Purchase Plan, will be legally issued and outstanding, fully paid and nonassessable.

          We hereby consent to the filing of this opinion and consent as an exhibit to the Registration Statement on Form S-8 covering the Common Stock to be issued pursuant to this Registration Statement.

Very truly yours,

WARNER NORCROSS & JUDD LLP

By /s/ Alex J. DeYonker
Alex J. DeYonker A Partner